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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 27, 2000, except for Note 7, as to which the date is July 20, 2000, in the Registration Statement (Form S-1 No. 333-______) and related Prospectus of eSylvan, Inc. for the registration of 3,000,000 shares of its common stock.

                                                           /s/ Ernst & Young LLP


Baltimore, Maryland
July 27, 2000